Exhibit 34.1

Deloitte(R)

                                                     Deloitte & Touche LLP
                                                     Two World Financial Center
                                                     New York, NY 10281-1414
                                                     USA
                                                     Tel: +1 212 436 2000
                                                     Fax: +1 212 436 5000
                                                     www.deloitte.com

Report of Independent Registered Public Accounting Firm

Home Loan Services, Inc.:

We have examined Home Loan Services, Inc.'s (the "Company's") compliance with the servicing criteria set forth in item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the loans serviced by the Company that were first and second lien residential mortgage loans sold in public securitizations closed during December 2004, and calendar years ended December 31, 2005 and 2006 (the "Platform") described in Management's Certification Regarding Compliance with Securities and Exchange Commission Regulation AB Servicing Criteria as of and for the year ended December 31, 2006, excluding criteria 1122 (d) 1 (iii); 1122
(d) (3) (i) C; and 1122 (d) 4 (ii), (xi), and (xii) which management has determined are not applicable to the activities performed by the Company with respect to the Platform. Appendix A to management's certification identifies the individual asset-backed transactions defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

                                                      Member of
                                                      Deloitte Touche Tohmatsu

Our examination disclosed material noncompliance with SEC Regulation AB Servicing Criteria applicable to the Company during the year ended December 31, 2006, as follows:

------------------------------------------------------------------------------------------------------------------------
Item:                        Description of material noncompliance:
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x) A              For a sample of 60 loans with escrow accounts, 5 escrow accounts were not analyzed within a 12 month period.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x) C              For a sample of 60 loans with escrow accounts, escrow funds were not returned within 30 days after payoff for 2 loans.
------------------------------------------------------------------------------------------------------------------------
1122(d)(I)(i)                The Company had not instituted policies and procedures to monitor any performance or other triggers in accordance with the transaction agreements.
------------------------------------------------------------------------------------------------------------------------

In our opinion, except for the material noncompliance described in the preceding paragraph, the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 for the Platform, in all material respects.

/s/ Deloitte & Touche LLP

March 1, 2007